UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 19, 2010

Hines Global REIT, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	333-156742	26-3999995
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Ameriprise Selected Dealer Agreement

On May 19, 2010 Hines Global REIT, Inc. (“Hines Global ”), Hines Real Estate Investments, Inc. (the “Dealer Manager”), Hines Global REIT Advisors LP (the “Advisor”) and Ameriprise Financial Services, Inc. (“Ameriprise”) entered into a selected dealer agreement (the “Selected Dealer Agreement”) pursuant to which Ameriprise will act as a selected dealer to solicit, on a best efforts basis, subscriptions for shares of common stock in connection with Hines Global’s initial public offering (the “Offering”). Hines Global, the Dealer Manager and the Advisor are affiliates of Hines Interests Limited Partnership (“Hines”), the sponsor of Hines Global, and of Jeffrey C. Hines, the Chairman of the board of directors of Hines Global.

Pursuant to the terms of the Selected Dealer Agreement, the Dealer Manager generally will (i) pay Ameriprise a selling commission up to to seven percent (7.0%) of the price of each share sold by Ameriprise (except for shares sold pursuant to Hines Global’s distribution reinvestment plan (the “DRP”)); (ii) pay Ameriprise a marketing fee of up to one and one-half percent (1.5%) of the gross proceeds of shares sold by Ameriprise (except for shares sold pursuant to the DRP); (iii) reimburse Ameriprise for bona fide, separately invoiced due diligence investigation expenses incurred by Ameriprise in connection with the Offering and (iv) subject to applicable Financial Industry Regulatory Authority limitations, pay for Ameriprise’s costs of technology associated with the Offering, related costs and expenses and other expenses related to the facilitation of the marketing of the Offering and the ownership of Offering shares by Ameriprise’s customers. The 7.0% selling commission payable to Ameriprise pursuant to the Selected Dealer Agreement may be reduced or eliminated with respect to subscriptions subject to a separate fee arrangement between the investor and Ameriprise or volume or other discounts that are described in the Selected Dealer Agreement and the prospectus for the Offering.

Subject to certain limitations set forth in the Selected Dealer Agreement, Hines Global, the Dealer Manager and the Advisor, jointly and severally, agreed to indemnify, defend and hold harmless Ameriprise and each person, if any, who controls Ameriprise within the meaning of the Securities Act of 1933, as amended, against losses, liability, claims, damages and expenses caused by certain untrue or alleged untrue statements, or omissions or alleged omissions of material fact made in connection with the Offering or in certain filings with the Securities and Exchange Commission and certain other public statements, or the breach by Hines Global, the Dealer Manager or the Advisor or any employee or agent acting on their behalf, of any of the representations, warranties, covenants, terms and conditions of the Selected Dealer Agreement. In addition, Hines separately agreed to provide a limited indemnification to Ameriprise of these matters on a joint and several basis with the other entities and Hines Global has agreed to indemnify and reimburse Hines for any amounts Hines is required to pay pursuant to this indemnification.

This description of the Selected Dealer Agreement is qualified in its entirety by Exhibit 1.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits-

1.1 Selected Dealer Agreement, dated May 19, 2010, by and among Hines Global REIT, Inc., Hines Real Estate Investments, Inc., Hines Global REIT Advisors LP and Ameriprise Financial Services, Inc.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the sale of shares by Ameriprise, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks associated with Hines Global's ability to continue to raise offering proceeds and other risks described in the “Risk Factors” section of Hines Global’s Registration Statement on Form S-11, its Annual Report on Form 10-K for the year ended December 31, 2009 and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

May 25, 2010	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Accounting Officer

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